PRA Group Reports Fourth Quarter and Full Year 2022 Results

NORFOLK, Va., February 27, 2023 - PRA Group, Inc. (Nasdaq: PRAA) (the "Company"), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the fourth quarter ("Q4 2022") and full year of 2022.

Q4 2022 Highlights
•Total portfolio purchases of $288.1 million.
•Total cash collections of $391.7 million.
•Estimated remaining collections (ERC)1 of $5.7 billion (or $6.0 billion on a constant currency-adjusted basis).
•Cash efficiency ratio2 of 58.6%.
•Diluted earnings per share of $0.41.

Full Year 2022 Highlights
•Total portfolio purchases of $850.0 million.
•Total cash collections of $1.7 billion.
•Cash efficiency ratio of 61.0%
•Diluted earnings per share of $2.94.
•Debt to Adjusted EBITDA3 was 2.25x.
•Common stock repurchases4 of $99.4 million, or 2.3 million shares.
•Available capacity under the Company's credit facilities of $1.6 billion; $465.1 million after considering borrowing base restrictions.

	Three Months Ended Dec 31,		Twelve Months Ended Dec 31,
($ in thousands, except per share amounts)	2022	2021	2022	2021
Net income attributable to PRA Group, Inc.	$15,959	$34,276	$117,147	$183,158
Diluted earnings per share	$0.41	$0.79	$2.94	$4.04

“Our performance in 2022 was led by our European operations, which achieved an annual record for cash collections on a constant currency-adjusted basis and purchased portfolios in nearly all of our operational markets. On a global basis, our fourth quarter portfolio purchases of $288 million represented our highest investment level since the third quarter of 2021,” said Kevin Stevenson, president and chief executive officer. "We made significant progress in 2022 executing our key strategic objectives, including growing our digital platform, leveraging our geographic reach to invest in the most attractive markets, and completing our first full year of collections in Australia. Looking ahead, we are seeing U.S. card balances, delinquency rates, charge-off rates, and bank loan loss reserves continue to increase which we believe will lead to more portfolio supply in the coming months. We also expect to continue to purchase at healthy levels in Europe. We are well-positioned to capitalize on this anticipated increased supply due to our funding capacity, global presence, operational efficiency, and experienced team.”

1.Refers to the sum of all future projected cash collections on the Company's nonperforming loan portfolios. Constant currency-adjusted results are calculated based on foreign exchange rates at December 31, 2021.
2.Calculated by dividing cash receipts less operating expenses by cash receipts. Cash receipts refers to cash collections on the Company's nonperforming loan portfolios, fees and revenue recognized from the Company's class action claims recovery services.
3.A reconciliation of net income, the most directly comparable financial measure calculated and reported in accordance with GAAP, to Adjusted EBITDA can be found at the end of this press release.
4.Share repurchases are subject to market conditions and other factors, and the share repurchase program remains subject to the discretion of the Company's Board of Directors.

Cash Collections and Revenues
•The following table presents cash collections by quarter and by source on an as reported and constant currency-adjusted basis:

Cash Collection Source	2022				2021
($ in thousands)	Q4	Q3	Q2	Q1	Q4
Americas and Australia Core	$205,619	$225,775	$244,377	$270,284	$257,705
Americas Insolvency	27,971	31,911	34,278	35,209	36,851
Europe Core	134,016	132,072	142,470	151,162	155,853
Europe Insolvency	24,051	22,586	22,935	24,325	23,262
Total Cash Collections	$391,657	$412,344	$444,060	$480,980	$473,671

Cash Collection Source -
Constant Currency Adjusted	2022				2021
($ in thousands)	Q4				Q4
Americas and Australia Core	$205,619				$257,824
Americas Insolvency	27,971				36,817
Europe Core	134,016				136,203
Europe Insolvency	24,051				20,277
Total Cash Collections	$391,657				$451,121

•Total cash collections in Q4 2022 decreased 17.3%, or 13.2% on a constant currency-adjusted basis, to $391.7 million compared to $473.7 million the fourth quarter of 2021 ("Q4 2021"). A 34.1% decrease in U.S. call center and other cash collections and an 11.8% decrease in Europe cash collections were partially offset by a 27.9% increase in Other Americas and Australia cash collections. For the full year, total cash collections decreased $332.7 million compared to the full year of 2021.
•Total portfolio revenue in Q4 2022 was $219.0 million compared to $252.0 million in Q4 2021. For the full year, total portfolio revenue was $941.2 million compared to $1.1 billion in 2021.

Expenses
•Operating expenses in Q4 2022 decreased $10.9 million, or 6.3%, compared to Q4 2021. The decrease was primarily driven by:
◦a 24.3% decrease in other operating expenses primarily due to lower advertising costs; and
◦a 5.2% decrease in compensation and employee services expenses primarily due to the level and timing of compensation accruals in the prior year and lower collector compensation expenses in the U.S. call centers.
•For the full year, operating expenses decreased $40.0 million to $680.7 million compared to $720.7 million in the same period last year.
•The effective tax rate for the full year was 23.8%.

Portfolio Acquisitions
•The Company purchased $288.1 million in portfolios of nonperforming loans in Q4 2022.
•At the end of Q4 2022, the Company had in place forward flow commitments1 of up to $792.2 million, comprised of $461.1 million in the Americas and Australia and $331.1 million in Europe.
1.Contractual agreements with sellers of nonperforming loans that allow for the purchase of nonperforming portfolios at pre-established prices.

Portfolio Purchase Source	2022				2021
($ in thousands)	Q4	Q3	Q2	Q1	Q4
Americas and Australia Core	$118,581	$100,780	$99,962	$90,639	$90,263
Americas Insolvency	8,967	8,988	6,369	9,118	21,183
Europe Core	140,011	59,426	123,814	38,764	60,430
Europe Insolvency	20,535	13,910	1,202	8,929	29,820
Total Portfolio Acquisitions	$288,094	$183,104	$231,347	$147,450	$201,696

Conference Call Information
PRA Group, Inc. will hold a conference call today at 5:00 p.m. ET to discuss results with institutional investors and stock analysts. To listen to a webcast of the call and view the accompanying slides, visit https://ir.pragroup.com/events-and-presentations. To listen by phone, call 844-835-9982 in the U.S. or 412-317-5267 outside the U.S. and ask for the PRA Group conference call. To listen to a replay of the call, either visit the same website until February 27, 2024, or call 877-344-7529 in the U.S. or 412-317-0088 outside the U.S. and use access code 5441424 until March 6, 2023.

About PRA Group
As a global leader in acquiring and collecting nonperforming loans, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas, Europe and Australia. With thousands of employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

About Forward-Looking Statements
Statements made herein that are not historical in nature, including PRA Group, Inc.’s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group, Inc.’s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that the Company's expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group, Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group, Inc.’s filings with the Securities and Exchange Commission, including PRA Group, Inc.’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.'s website and contain a detailed discussion of PRA Group, Inc.'s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Consolidated Income Statements
(Amounts in thousands, except per share amounts)

	(unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenues:
Portfolio income	$184,921	$211,613	$772,315	$875,327
Changes in expected recoveries	34,087	40,400	168,904	197,904
Total portfolio revenue	219,008	252,013	941,219	1,073,231
Other revenue	3,843	4,923	25,305	22,501
Total revenues	222,851	256,936	966,524	1,095,732
Operating expenses:
Compensation and employee services	69,922	73,781	285,537	301,981
Legal collection fees	9,060	10,998	38,450	47,206
Legal collection costs	19,063	17,099	76,757	78,330
Agency fees	16,434	15,995	63,808	63,140
Outside fees and services	20,866	21,448	92,355	92,615
Communication	7,143	9,716	39,205	42,755
Rent and occupancy	4,299	4,682	18,589	18,376
Depreciation and amortization	3,859	3,736	15,243	15,256
Other operating expenses	12,893	17,032	50,778	61,077
Total operating expenses	163,539	174,487	680,722	720,736
Income from operations	59,312	82,449	285,802	374,996
Other income and (expense):
Interest expense, net	(34,912)	(32,156)	(130,677)	(124,143)
Foreign exchange gain/(loss)	194	(936)	985	(809)
Other	(572)	(12)	(1,325)	282
Income before income taxes	24,022	49,345	154,785	250,326
Income tax expense	6,960	12,947	36,787	54,817
Net Income	17,062	36,398	117,998	195,509
Adjustment for net income attributable to noncontrolling interests	1,103	2,122	851	12,351
Net income attributable to PRA Group, Inc.	$15,959	$34,276	$117,147	$183,158
Net income per common share attributable to PRA Group, Inc.:
Basic	$0.41	$0.80	$2.96	$4.07
Diluted	$0.41	$0.79	$2.94	$4.04
Weighted average number of shares outstanding:
Basic	38,978	43,056	39,638	44,960
Diluted	39,177	43,562	39,888	45,330

PRA Group, Inc.
Consolidated Balance Sheets
(Amounts in thousands)

	December 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$83,376	$87,584
Investments	79,948	92,977
Finance receivables, net	3,295,008	3,428,285
Income taxes receivable	31,774	41,146
Deferred tax assets, net	56,908	67,760
Right-of-use assets	54,506	56,713
Property and equipment, net	51,645	54,513
Goodwill	435,921	480,263
Other assets	86,588	57,002
Total assets	$4,175,674	$4,366,243
Liabilities and Equity
Liabilities:
Accounts payable	$7,329	$3,821
Accrued expenses	111,395	127,802
Income taxes payable	25,693	19,276
Deferred tax liabilities, net	42,918	36,630
Lease liabilities	59,384	61,188
Interest-bearing deposits	112,992	124,623
Borrowings	2,494,858	2,608,714
Other liabilities	34,355	59,352
Total liabilities	2,888,924	3,041,406
Equity:
Preferred stock, $0.01 par value, 2,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000 shares authorized, 38,980 shares issued and outstanding at December 31, 2022; 100,000 shares authorized, 41,008 shares issued and outstanding at December 31, 2021	390	410
Additional paid-in capital	2,172	—
Retained earnings	1,573,025	1,552,845
Accumulated other comprehensive loss	(347,926)	(266,909)
Total stockholders' equity - PRA Group, Inc.	1,227,661	1,286,346
Noncontrolling interest	59,089	38,491
Total equity	1,286,750	1,324,837
Total liabilities and equity	$4,175,674	$4,366,243

Select Expenses (Income) Amounts in thousands, pre-tax
	Three Months Ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Noncash interest expense - amortization of debt issuance costs	2,444	2,555	2,471	2,627	2,455	2,406	2,391	2,256
Change in fair value of derivatives	(3,309)	(1,042)	1,525	2,726	3,115	2,982	2,911	3,102
Amortization of intangibles	73	73	77	83	(269)	104	105	181
Stock-based compensation expense	2,206	3,101	3,849	3,891	3,470	4,317	4,040	4,113

Purchase Price Multiples as of December 31, 2022 Amounts in thousands
Purchase Period	Purchase Price (2)(3)	Total Estimated Collections (4)	Estimated Remaining Collections (5)	Current Purchase Price Multiple	Original Purchase Price Multiple (6)
Americas and Australia Core
1996-2012	$1,541,897	$4,798,281	$42,398	311%	238%
2013	390,826	905,829	17,025	232%	211%
2014	404,117	872,066	26,384	216%	204%
2015	443,114	905,285	55,162	204%	205%
2016	455,767	1,081,751	93,292	237%	201%
2017	532,851	1,208,081	156,253	227%	193%
2018	653,975	1,464,612	225,935	224%	202%
2019	581,476	1,294,519	288,207	223%	206%
2020	435,668	948,088	337,470	218%	213%
2021	435,846	811,328	553,876	186%	191%
2022	406,082	726,523	659,290	179%	179%
Subtotal	6,281,619	15,016,363	2,455,292
Americas Insolvency
1996-2012	1,038,222	2,146,283	285	207%	165%
2013	227,834	355,578	142	156%	133%
2014	148,420	218,674	392	147%	124%
2015	63,170	87,891	279	139%	125%
2016	91,442	117,449	612	128%	123%
2017	275,257	355,272	4,406	129%	125%
2018	97,879	137,315	16,401	140%	127%
2019	123,077	168,002	46,299	137%	128%
2020	62,130	89,698	46,704	144%	136%
2021	55,187	72,934	50,407	132%	136%
2022	33,442	46,651	43,464	139%	139%
Subtotal	2,216,060	3,795,747	209,391
Total Americas and Australia	8,497,679	18,812,110	2,664,683
Europe Core
2012	20,409	43,718	—	214%	187%
2013	20,334	26,909	—	132%	119%
2014 (1)	773,811	2,365,317	406,593	306%	208%
2015	411,340	728,250	153,190	177%	160%
2016	333,090	567,637	189,769	170%	167%
2017	252,174	358,816	119,854	142%	144%
2018	341,775	540,246	220,787	158%	148%
2019	518,610	798,429	373,658	154%	152%
2020	324,119	557,983	305,148	172%	172%
2021	412,411	699,520	498,755	170%	170%
2022	359,447	660,999	546,522	184%	184%
Subtotal	3,767,520	7,347,824	2,814,276
Europe Insolvency
2014 (1)	10,876	18,611	—	171%	129%
2015	18,973	28,950	125	153%	139%
2016	39,338	56,990	1,500	145%	130%
2017	39,235	50,905	4,673	130%	128%
2018	44,908	52,582	11,526	117%	123%
2019	77,218	110,515	35,296	143%	130%
2020	105,440	153,006	66,106	145%	129%
2021	53,230	71,526	45,007	134%	134%
2022	44,604	61,057	56,551	137%	137%
Subtotal	433,822	604,142	220,784
Total Europe	4,201,342	7,951,966	3,035,060
Total PRA Group	$12,699,021	$26,764,076	$5,699,743
(1)Includes finance receivables portfolios that were acquired through the acquisition of Aktiv Kapital AS in 2014.
(2)Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.
(3)Non-U.S. amounts are presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the portfolio are presented at the year-end exchange rate for the respective year of purchase.
(4)Non-U.S. amounts are presented at the year-end exchange rate for the respective year of purchase.
(5)Non-U.S. amounts are presented at the December 31, 2022 exchange rate.
(6)The Original Purchase Price Multiple represents the purchase price multiple at the end of the year of acquisition.

Portfolio Financial Information For the Year Ended December 31, 2022 Amounts in thousands
Purchase Period	Cash Collections (2)	Portfolio Income (2)	Change in Expected Recoveries (2)	Total Portfolio Revenue (2)	Net Finance Receivables as of December 31, 2022 (3)
Americas and Australia Core
1996-2012	$23,470	$12,731	$10,208	$22,939	$10,343
2013	12,526	4,728	6,476	11,204	7,438
2014	14,998	6,106	7,433	13,539	10,541
2015	19,542	12,818	(3,411)	9,407	21,250
2016	38,350	28,246	(16,381)	11,865	31,464
2017	76,269	41,197	(4,578)	36,619	68,396
2018	146,106	55,912	49,297	105,209	125,682
2019	177,717	76,857	21,872	98,729	159,586
2020	192,001	88,284	1,918	90,202	195,163
2021	177,340	112,434	(45,560)	66,874	298,645
2022	67,735	44,054	1,401	45,455	381,914
Subtotal	946,054	483,367	28,675	512,042	1,310,422
Americas Insolvency
1996-2012	1,066	572	494	1,066	—
2013	535	232	305	537	—
2014	718	717	(87)	630	46
2015	596	165	354	519	140
2016	1,810	299	932	1,231	481
2017	20,751	2,489	1,941	4,430	3,970
2018	24,627	3,282	3,301	6,583	15,207
2019	37,815	5,933	4,770	10,703	42,207
2020	20,361	5,830	3,386	9,216	39,299
2021	17,904	6,699	(753)	5,946	40,900
2022	3,186	1,778	1,239	3,017	32,797
Subtotal	129,369	27,996	15,882	43,878	175,047
Total Americas and Australia	1,075,423	511,363	44,557	555,920	1,485,469
Europe Core
2012	870	—	871	871	—
2013	481	—	481	481	—
2014 (1)	122,232	73,843	41,828	115,671	114,254
2015	40,701	19,278	7,740	27,018	83,984
2016	36,912	17,962	2,616	20,578	112,355
2017	25,151	8,750	3,081	11,831	82,457
2018	50,702	17,202	8,425	25,627	146,171
2019	89,820	27,307	18,949	46,256	255,401
2020	69,045	26,602	5,300	31,902	188,109
2021	89,938	39,653	2,889	42,542	301,235
2022	33,867	12,051	5,727	17,778	341,819
Subtotal	559,719	242,648	97,907	340,555	1,625,785
Europe Insolvency
2014 (1)	238	14	211	225	—
2015	649	182	(4)	178	104
2016	2,710	634	104	738	1,131
2017	6,499	593	1,371	1,964	4,325
2018	9,828	1,218	863	2,081	10,512
2019	21,020	3,458	7,268	10,726	30,837
2020	34,086	6,011	14,364	20,375	57,627
2021	14,417	4,637	1,312	5,949	36,707
2022	4,452	1,557	951	2,508	42,511
Subtotal	93,899	18,304	26,440	44,744	183,754
Total Europe	653,618	260,952	124,347	385,299	1,809,539
Total PRA Group	$1,729,041	$772,315	$168,904	$941,219	$3,295,008
(1)Includes finance receivables portfolios that were acquired through the acquisition of Aktiv Kapital AS in 2014.
(2)Non-U.S. amounts are presented using the average exchange rates during the current reporting period.
(3)Non-U.S. amounts are presented at the December 31, 2022 exchange rate.

Cash Collections by Year, By Year of Purchase (1) as of December 31, 2022 Amounts in millions
		Cash Collections
Purchase Period	Purchase Price (3)(4)	1996-2012	2013	2014	2015	2016	2017	2018	2019	2020	2021	2022	Total
Americas and Australia Core
1996-2012	$1,541.9	$2,962.4	$554.9	$412.5	$280.4	$179.0	$118.0	$83.8	$62.9	$41.5	$29.8	$23.5	$4,748.7
2013	390.8	—	101.6	247.8	194.0	120.8	78.9	56.4	36.9	23.2	16.7	12.5	888.8
2014	404.1	—	—	92.7	253.4	170.3	114.2	82.2	55.3	31.9	22.3	15.0	837.3
2015	443.1	—	—	—	117.0	228.4	185.9	126.6	83.6	57.2	34.9	19.5	853.1
2016	455.8	—	—	—		138.7	256.5	194.6	140.6	105.9	74.2	38.4	948.9
2017	532.9	—	—	—	—	—	107.3	278.7	256.5	192.5	130.0	76.3	1041.3
2018	654.0	—	—	—	—	—	—	122.7	361.9	337.7	239.9	146.1	1208.3
2019	581.5	—	—	—	—	—	—	—	143.8	349.0	289.8	177.7	960.3
2020	435.7	—	—	—	—	—	—	—	—	133.0	284.3	192.0	609.3
2021	435.8	—	—	—	—	—	—	—	—	—	85.0	177.3	262.3
2022	406.1	—	—	—	—	—	—	—	—	—	—	67.8	67.8
Subtotal	6,281.7	2,962.4	656.5	753.0	844.8	837.2	860.8	945.0	1,141.5	1,271.9	1,206.9	946.1	12,426.1
Americas Insolvency
1996-2012	1,038.2	1,021.6	417.3	338.8	208.3	105.3	37.7	8.3	4.0	2.2	1.4	1.1	2,146.0
2013	227.8	—	52.5	82.6	81.7	63.4	47.8	21.9	2.9	1.3	0.8	0.5	355.4
2014	148.4	—	—	37.0	50.9	44.3	37.4	28.8	15.8	2.2	1.1	0.7	218.2
2015	63.2	—	—	—	3.4	17.9	20.1	19.8	16.7	7.9	1.3	0.6	87.7
2016	91.4	—	—	—	—	18.9	30.4	25.0	19.9	14.4	7.4	1.8	117.8
2017	275.3	—	—	—	—	—	49.1	97.3	80.9	58.8	44.0	20.8	350.9
2018	97.9	—	—	—	—	—	—	6.7	27.4	30.5	31.6	24.6	120.8
2019	123.1	—	—	—	—	—	—	—	13.4	31.4	39.1	37.8	121.7
2020	62.1	—	—	—	—	—	—	—	—	6.5	16.1	20.4	43.0
2021	55.2	—	—	—	—	—	—	—	—	—	4.5	17.9	22.4
2022	33.4	—	—	—	—	—	—	—	—	—	—	3.2	3.2
Subtotal	2,216.0	1,021.6	469.8	458.4	344.3	249.8	222.5	207.8	181.0	155.2	147.3	129.4	3,587.1
Total Americas and Australia	8,497.7	3,984.0	1,126.3	1,211.4	1,189.1	1,087.0	1,083.3	1,152.8	1,322.5	1,427.1	1,354.2	1,075.5	16,013.2
Europe Core
2012	20.4	11.6	9.0	5.6	3.2	2.2	2.0	2.0	1.5	1.2	1.2	0.9	40.4
2013	20.3	—	7.1	8.5	2.3	1.3	1.2	1.3	0.9	0.7	0.7	0.5	24.5
2014 (2)	773.8	—	—	153.2	292.0	246.4	220.8	206.3	172.9	149.8	149.2	122.2	1,712.8
2015	411.3	—	—	—	45.8	100.3	86.2	80.9	66.1	54.3	51.4	40.7	525.7
2016	333.1	—	—	—	—	40.4	78.9	72.6	58.0	48.3	46.7	36.9	381.8
2017	252.2	—	—	—	—	—	17.9	56.0	44.1	36.1	34.8	25.2	214.1
2018	341.8	—	—	—	—	—	—	24.3	88.7	71.2	69.1	50.7	304.0
2019	518.6	—	—	—	—	—	—	—	47.9	125.7	121.4	89.8	384.8
2020	324.1	—	—	—	—	—	—	—	—	32.4	91.7	69.0	193.1
2021	412.4	—	—	—	—	—	—	—	—	—	48.4	89.9	138.3
2022	359.5	—	—	—	—	—	—	—	—	—	—	33.9	33.9
Subtotal	3,767.5	11.6	16.1	167.3	343.3	390.6	407.0	443.4	480.1	519.7	614.6	559.7	3,953.4
Europe Insolvency
2014 (2)	10.9	—	—	—	4.3	3.9	3.2	2.6	1.5	0.8	0.3	0.3	16.9
2015	19.0	—	—	—	3.0	4.4	5.0	4.8	3.9	2.9	1.6	0.6	26.2
2016	39.3	—	—	—	—	6.2	12.7	12.9	10.7	7.9	6.0	2.7	59.1
2017	39.2	—	—	—	—	—	1.2	7.9	9.2	9.8	9.4	6.5	44.0
2018	44.9	—	—	—	—	—	—	0.6	8.4	10.3	11.7	9.8	40.8
2019	77.2	—	—	—	—	—	—	—	5.1	21.1	23.9	21.0	71.1
2020	105.4	—	—	—	—	—	—	—	—	6.1	34.6	34.1	74.8
2021	53.3	—	—	—	—	—	—	—	—	—	5.4	14.4	19.8
2022	44.6	—	—	—	—	—	—	—	—	—	—	4.5	4.5
Subtotal	433.8	—	—	—	7.3	14.5	22.1	28.8	38.8	58.9	92.9	93.9	357.2
Total Europe	4,201.3	11.6	16.1	167.3	350.6	405.1	429.1	472.2	518.9	578.6	707.5	653.6	4,310.6
Total PRA Group	$12,699.0	$3,995.6	$1,142.4	$1,378.7	$1,539.7	$1,492.1	$1,512.4	$1,625.0	$1,841.4	$2,005.7	$2,061.7	$1,729.1	$20,323.8
(1)Non-U.S. amounts are presented using the average exchange rates during the cash collection period.
(2)Includes finance receivables portfolios that were acquired through the acquisition of Aktiv Kapital AS in 2014.
(3)Includes the nonperforming loan portfolios that were acquired through our acquisitions.
(4)Non-U.S. amounts are presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the year-end exchange rate for the respective year of purchase.

Use of Non-GAAP Financial Measures

PRA Group, Inc. reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management uses certain non-GAAP financial measures, including Adjusted EBITDA, internally to evaluate the Company’s performance and to set performance goals. Adjusted EBITDA is calculated as net income attributable to PRA Group, Inc. plus income tax expense; less foreign exchange gain (or plus foreign exchange loss); plus interest expense, net; plus other expense (or less other income); plus depreciation and amortization; plus adjustment for net income attributable to noncontrolling interests; and plus recoveries applied to negative allowance less changes in expected recoveries. Adjusted EBITDA is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP. PRA Group, Inc. presents Adjusted EBITDA because the Company considers it an important supplemental measure of operations and financial performance. Management believes Adjusted EBITDA helps provide enhanced period-to-period comparability of operations and financial performance and is useful to investors as other companies in the industry report similar financial measures. Adjusted EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Set forth below is a reconciliation of net income, the most directly comparable financial measure calculated and reported in accordance with GAAP, to Adjusted EBITDA for the years ended December 31, 2022 and 2021. The calculation of Adjusted EBITDA below may not be comparable to the calculation of similarly titled measures reported by other companies.

Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA for PRA Group ($ in millions)	December 31, 2022	December 31, 2021
Net income attributable to PRA Group, Inc.	$117	$183
Adjustments:
Income tax expense	37	55
Foreign exchange (gains)/losses	(1)	1
Interest expense, net	131	124
Other expense	1	—
Depreciation and amortization	15	15
Adjustment for net income attributable to noncontrolling interests	1	12
Recoveries applied to negative allowance less Changes in expected recoveries	806	988
Adjusted EBITDA	$1,107	$1,378

Additionally, the Company evaluates its business using certain ratios that use Adjusted EBITDA. Debt to Adjusted EBITDA is calculated by dividing borrowings by Adjusted EBITDA. The following table reflects the Company's Debt to Adjusted EBITDA for the years ended December 31, 2022 and 2021 (amounts in millions):

Debt to Adjusted EBITDA

	December 31, 2022	December 31, 2021
Borrowings	$2,495	$2,609
Adjusted EBITDA	1,107	1,378
Debt to Adjusted EBITDA	2.25	1.89

Investor Contact:
Najim Mostamand, CFA
Vice President, Investor Relations
(757) 431-7913
IR@PRAGroup.com

News Media Contact:
Elizabeth Kersey
Senior Vice President, Communications and Public Policy
(757) 431-3398
Elizabeth.Kersey@PRAGroup.com